Exhibit 99.1

GLUCOTRACK ANNOUNCES PRECLINICAL TESTING WITH IMPLANTABLE CONTINUOUS GLUCOSE MONITOR

Rutherford, NJ, October 12, 2023 (GLOBE NEWSWIRE) -- Glucotrack, Inc. (Nasdaq: GCTK) (“Glucotrack” or the “Company”), a medical device company focused on glucose monitoring technologies for people with diabetes and prediabetes, announced today that it has achieved another milestone in its development of an implantable continuous glucose monitor (CGM) by commencing preclinical animal testing.

The Company previously announced the completion and positive results of a laboratory-based feasibility study demonstrating that the CGM sensor design is capable of measuring glucose for at least two years post-implant. Further preclinical testing, in animals, advances the development of the implantable CGM by demonstrating that the sensor design functions as expected after an implant procedure and 30 days thereafter.

The objectives of the preclinical animal study were to assess the implant procedure techniques and tools as well as to determine the acute and chronic biological effect of the implant and the implant procedure. At this stage of development, the study was not intended to assess sensor measurement accuracy.

The results from the preclinical study have established that the sensor implant procedure takes approximately 15-20 minutes to perform, does not require sophisticated implant techniques or tools, and was able to be completed with no adverse short-term (up to 3 days) or long-term (up to 30 days) effect on the animals.

“This preclinical study is a key step in furthering the development of our long-term implantable CGM enabling us to initiate preparations for a long-term preclinical study to assess sensor performance and accuracy,” said Paul Goode, PhD, CEO of Glucotrack. “We are pleased to be one step closer to bringing this technology to the millions of people living with diabetes.”

Glucotrack is committed to commercializing an implantable CGM with a long-term sensor life, no requirement for an additional wearable component, and a once-only calibration. Long-term preclinical studies on sensor performance are expected to start in late Q4 of this year.

About Glucotrack, Inc.

Glucotrack, Inc. (NASDAQ: GCTK), (formerly known as Integrity Applications, Inc.) is focused on the design, development, and commercialization of novel technologies for people with diabetes and prediabetes. The Company’s initial product, Glucotrack®, is a proprietary non-invasive glucose monitoring device designed to obtain glucose level measurements without the pain, incremental cost, difficulty, or discomfort of conventional invasive finger stick devices. For more information, please visit and http://www.glucotrack.com.

Investor Contact: investors@glucotrack.com

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this news release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “expect”, “plan” and “will” are intended to identify forward-looking statements. Readers are cautioned that certain important factors may affect Glucotrack’s actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect Glucotrack’s results include, but are not limited to, the ability of GlucoTrack to raise additional capital to finance its operations (whether through public or private equity offerings, debt financings, strategic collaborations or otherwise); risks relating to the receipt (and timing) of regulatory approvals (including FDA approval); risks relating to enrollment of patients in, and the conduct of, clinical trials; risks relating to its current and future distribution agreements; risks relating to its ability to hire and retain qualified personnel, including sales and distribution personnel; and the additional risk factors described in Glucotrack’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2022 as filed with the SEC on March 31, 2023.